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                                                                October 3, 1995
                                                Commission File Number: 0-15196


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  Form 8-A/A

                Amendment No. 3 to Form 8-A Filed June 4, 1990
               For Registration of Certain Classes of Securities
                       Pursuant to Section 12(g) of the
                        Securities Exchange Act of 1934



                           US FACILITIES CORPORATION
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            (Exact name of Registrant as specified in its charter)


                     Delaware                             33-0097221
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   (State of Incorporation or Organization)              (IRS Employer
                                                       Identification No.)


  650 Town Center Drive, Suite 1600, Costa Mesa, CA           92626
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    (Address of principal executive offices)                (Zip Code)


          Securities Registered pursuant to Section 12(g) of the Act:

                        Right to Purchase Common Stock
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                               (Title of Class)

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                Information Required In Registration Statement


Item 1.  Description of Registrant's Securities.

         The Rights Agreement dated as of May 24, 1990 by and between US Facilities Corporation and Security Pacific National Bank as Rights Agent was amended on January 16, 1992 (the "First Amendment"), on May 24, 1994 (the "Second Amendment"), and was further amended on September 28, 1995 (the "Third Amendment"). The Third Amendment (i) amends
         Section 7(c) of the Rights Agreement to increase the Exercise Price of each Right from "$40.00" to "$70.00"; (ii) amends Section 23(a) of the Rights Agreement to reduce the Redemption Price of each Right from "$.01" to "$.001"; and (iii) amends Section 26 of the Rights Agreement to correct the name of the Rights Agent from "Security Pacific National Bank" to "Chemical Mellon Shareholder Services," and to set forth the new address of the Rights Agent as "300 South Grand Avenue, 4th Floor, Los Angeles, California 90071-3113."

         Corresponding changes are also made wherever such terms or names appear in all other places in the Rights Agreement and in Exhibits A and B to the Rights Agreement.

         A copy of the Third Amendment is filed as an exhibit to this Form 8-A/A.

Item 2.  Exhibits.

         Exhibit 2: Third Amendment to Rights Agreement, dated as of September 28, 1995, by and between US Facilities Corporation and Chemical Mellon Shareholder Services

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                                  SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 3 to Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              US FACILITIES CORPORATION

                                              By /s/ Jose A. Velasco
                                                --------------------------------
Date:  October 3, 1995                           Jose A. Velasco,
                                                 Senior Vice President,
                                                 Secretary and General Counsel

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                                 EXHIBIT INDEX


  Item                                                          No.

Third Amendment to Rights Agreement...........................   2

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